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                                PROMISSORY NOTE


$306,000.00                                       August 19, 1988

                                   Brimfield, Massachusetts

     FOR VALUE RECEIVED, BRIMFIELD PRECISION, INC., a Massachusetts, corporation with a principal place of business at Mill Lane Road, Brimfield, Massachusetts (the "Borrower"), promises to pay to PASQUALINA LYONS (the "Lender"), or order, at the Lender's residence at Lake Shore Drive, West Brookfield, Massachusetts, the principal sum of THREE HUNDRED SIX THOUSAND AND 00/100 DOLLARS ($306,000.00) in lawful money of the United States of America, with interest from the date hereof on the unpaid balance at the rate and in the manner hereafter provided.

     The unpaid principal of this Note from time to time outstanding shall bear interest at a rate per annum equal to two percent (2.00%) above the Corporate Base Rate of interest (or successor rate if the term "Corporate Base Rate" is no longer used), established from time to time by Shawmut Worcester County Bank, N.A. or its successor, such interest rate to be adjusted on each anniversary date of this Note.

     Interest shall be payable monthly beginning January 1, 1989 and continuing on the same day of each succeeding month. Principal shall be payable in equal monthly installments of One Thousand Two Hundred Seventy-Five Dollars ($1,275.00), beginning January 1, 1989 and continuing on the same day of each succeeding month. Borrower shall pay an additional principal payment in the amount of One Hundred Fourteen Thousand Seven Hundred Fifty and 00/100 Dollars ($l14,750.00) five (5) years from the date hereof. Any remaining indebtedness evidenced by this Note, if not sooner paid, shall be due and payable ten (10) years from the date hereof.

     The borrower shall have the privilege of prepaying all or, in multiples of $1,000.00, any part of the unpaid principal balance at any time without premium.

     Each payment made hereunder shall be applied first to interest then due on the unpaid balance of principal and then to principal. Whenever any installment of principal or interest due under this Note shall not be paid within ten (10) days of its due date, the Borrower shall pay in addition thereto as a late charge five percent (5%) of the amount of such installment.

     If at any time while this Note is outstanding, any one or more of the following events of default shall occur:

(a) a default in the performance or observance of any agreements contained in this Note;

(b) a default in the prompt payment of any sum at any time due under this Note;

(c) a default in the prompt payment of any other indebtedness at any time due to the Lender from the Borrower;

(d) bankruptcy or insolvency of the Borrower or any guarantor, endorser or other person now or hereafter liable for the payment of any indebtedness evidenced by this Note;

then in any such event the Lender may, at its option, without notice or demand, declare the principal and all interest then accrued under this Note to be immediately due and payable without presentment, demand, protest or other notice of dishonor of any kind, all of which are hereby expressly waived. No course of dealing or delay in accelerating the maturity of this Note or in taking any other action with respect to any event of default shall affect

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rights later to take such action with respect thereto and no waiver as to any one default shall affect rights as to any other default.

     Each borrower guarantor, endorser or other person now or hereafter liable to the payment of any of the indebtedness evidenced by this Note, severally agrees, by making, guaranteeing or endorsing this Note or by making any agreement to pay any of the indebtedness evidenced by this Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and consents, on one or more occasions, without notice or further assents (a) to the acceptance or release by the holder or holders hereof at any time of any collateral or security for or other guarantors of this Note, (b) to the modification or amendment at any time and from time to time, of this Note (c) to the granting by the holder hereof of any extension of the time for payment of this Note or for the performance of the agreements, covenants and conditions contained in this Note at the request of any person liable hereon, and (d) to any and all forbearances and indulgences whatsoever. Such consent shall not alter nor diminish the liability of any person.

     The Borrower agrees to pay all reasonable expenses or costs, including attorney's fees and costs of collection, which may be incurred by the holder hereof in connection with the enforcement of any obligations hereunder or representation with respect to bankruptcy or insolvency proceedings.


Executed as a sealed instrument as of the date first written above.

Witness:                               BRIMFIELD PRECISION, INC.



                                            By: /s/ William G. Lyons
--------------------                            --------------------
                                                    Its President


                                            By: /s/ Pasqualina Lyons
                                                --------------------
                                                    Its Treasurer